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                                                                      EXHIBIT 12

                             WASTE MANAGEMENT, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (IN MILLIONS, EXCEPT RATIOS)
                                  (UNAUDITED)

                                                              NINE MONTHS ENDED
                                                                SEPTEMBER 30,
                                                              -----------------
                                                               2002       2001
                                                              -------     -----
Income before income taxes, extraordinary items, cumulative
  effect of changes in accounting principle, undistributed
  earnings from equity method investees and minority
  interests.................................................  $  929      $518
                                                              ------      ----
Fixed charges deducted from income:
  Interest expense..........................................     350       425
  Implicit interest in rents................................      45        47
                                                              ------      ----
                                                                 395       472
                                                              ------      ----
     Earnings available for fixed charges...................  $1,324      $990
                                                              ======      ====
Interest expense............................................  $  350      $425
Capitalized interest........................................      14        13
Implicit interest in rents..................................      45        47
                                                              ------      ----
     Total fixed charges....................................  $  409      $485
                                                              ======      ====
     Ratio of earnings to fixed charges.....................     3.2       2.0
                                                              ======      ====